UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 12, 2009

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01     Other Events

On January 12, 2009, Franklin Covey Co. announced it will report its first quarter fiscal 2009 results after the market close on Tuesday, January 13, 2009, to be followed by a conference call at 5:00 p.m. Eastern time (3:00 p.m. Mountain time).

Interested persons can participate by dialing 1-866-700-7477 (International participants may dial 1-617-213-8840), access code: 95846365.  Alternatively, a webcast will be accessible at the following Web site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=2058937.  (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.)

A replay will be available from January 15 through January 22, 2009 by dialing 1-888-286-8010 (International participants may dial 1-617-801-6888), access code: 61056511.  The webcast will remain accessible through January 22, 2009 on the Investor Relations area of the Company’s Web site at:  http://phx.corporate-ir.net/phoenix.zhtml?c=102601&p=irol-IRHome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.
Date:	January 12, 2009	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer